EXHIBIT 99

                                    FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


(Mark one)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1998

                                       OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES  EXCHANGE
         ACT OF 1934

For the transition period from          to
                               --------    --------
Commission file number 33-99146

A. Full title of the Plan and the address of the Plan, if different than that of the issuer named below:

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN


B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          MUSICLAND STORES CORPORATION
                 10400 Yellow Circle Drive, Minnetonka, MN 55343




                              REQUIRED INFORMATION

The Plan is subject to ERISA. Accordingly, in lieu of the Securities and Exchange Commission requirements, Plan financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA are being filed.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN




              Financial Statements as of December 31, 1998 and 1997
             Together With Report of Independent Public Accountants

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

            Index to Financial Statements and Supplemental Schedules





                                                                           Page
                                                                          ------
Report of Independent Public Accountants                                     3

Financial Statements and Schedules:

  Statement of Net Assets Available for Benefits as of December 31, 1998     4

  Statement of Net Assets Available for Benefits as of December 31, 1997     5

  Statement of Changes in Net Assets Available for Benefits for the Year
    Ended December 31, 1998                                                  6

  Notes to Financial Statements                                              7

  Schedule I - Item 27a - Schedule of Assets Held for Investment
    Purposes as of December 31, 1998                                        13

  Schedule II - Item 27d - Schedule of Reportable Transactions for the
    Year Ended December 31, 1998                                            14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of
The Musicland Group's Capital Accumulation Plan:


We have audited the accompanying statements of net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
June 3, 1999

                                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                             As of December 31, 1998


                                                  AET                  Neuberger                Franklin
                        AET        Founders     Equity    Templeton    & Berman     IDS New     Small Cap
                       Income      Balanced      Index     Foreign     Partners    Dimensions    Growth
                      Fund II        Fund       Fund II      Fund        Trust      Fund [Y]      Fund
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
Investments, at
 market value:
   Common/
    collective
    trust funds     $ 5,557,808  $       -    $1,688,470  $       -   $       -   $        -   $        -
   Mutual funds              -     2,169,029          -    1,457,549     550,769   13,260,054      632,481
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
    Total
     investments      5,557,808    2,169,029   1,688,470   1,457,549     550,769   13,260,054      632,481
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
Interest income
 receivable                 629          381         421         215         108        1,890          186

Contributions
 receivable:
   Employee
    contributions        12,054        8,258       8,562       5,739       4,668       31,371        5,258
   Employer
    contributions       215,652       28,991      18,999      15,341       7,937       80,582        8,561
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
     Total
      contributions
      receivable        227,706       37,249      27,561      21,080      12,605      111,953       13,819
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
   Participant
    loan repayments
    (withdrawals)         1,417          859         948         483         244        4,259          420
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
      Total assets    5,787,560    2,207,518   1,717,400   1,479,327     563,726   13,378,156      646,906

Liabilities

Administrative
 expenses payable        16,136           -            -          -           -            -            -
Interest payable             -            -            -          -           -            -            -
Note payable                 -            -            -          -           -            -            -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
      Total
       liabilities       16,136           -            -          -           -            -            -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
Net assets
 available for
 benefits           $ 5,771,424  $ 2,207,518  $1,717,400  $1,479,327  $  563,726  $13,378,156  $   646,906
                    ===========  ===========  ==========  ==========  ==========  ===========  ===========



                     Musicland Common Stock
                    ------------------------    Loans to
                     Allocated   Unallocated  Participants    TOTAL
                    -----------  -----------  ------------ -----------

Investments, at
 market value:
   Common/
    collective
    trust funds     $        -   $        -   $        -   $ 7,246,278
   Mutual funds       9,042,699   11,224,212    1,319,655   39,656,448
                    -----------  -----------  -----------  -----------
    Total
     investments      9,042,699   11,224,212    1,319,655   46,902,726
                    -----------  -----------  -----------  -----------
Interest income
 receivable                 499           -            -         4,329

Contributions
 receivable:
   Employee
    contributions         6,932           -            -        82,842
   Employer
    contributions        43,938    1,594,599           -     2,014,600
                    -----------  -----------  -----------  -----------
     Total
      contributions
      receivable         50,870    1,594,599           -     2,097,442
                    -----------  -----------  -----------  -----------
   Participant loan
    repayments
    (withdrawals)         1,124           -        (9,754)          -
                    -----------  -----------  -----------  -----------
      Total assets    9,095,192   12,818,811    1,309,901   49,004,497

Liabilities

Administrative
 expenses payable            -            -            -        16,136
Interest payable             -       594,851           -       594,851
Note payable                 -     6,998,239           -     6,998,239
                    -----------  -----------  -----------  -----------
      Total
       liabilities           -     7,593,090           -     7,609,226
                    -----------  -----------  -----------  -----------
Net assets
 available for
 benefits           $ 9,095,192  $ 5,225,721  $ 1,309,901  $41,395,271
                    ===========  ===========  ===========  ===========


         The accompanying notes are an integral part of this statement.



                                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                               As of December 31, 1997



                                                 AET                  Neuberger                 Franklin
                      Stable       Founders     Equity    Templeton    & Berman     IDS New     Small Cap
                       Value       Balanced     Index     Foreign     Partners    Dimensions    Growth
                       Fund         Fund       Fund II      Fund       Trust       Fund [Y]      Fund
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------

Investments, at
 market value:
   Common/
    collective
    trust funds     $ 5,579,115  $        -   $  603,214  $       -   $       -   $        -   $        -
   Mutual funds              -     1,835,011          -    1,471,497      90,904   11,094,043      107,814
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
    Total
     investments      5,579,115    1,835,011     603,214   1,471,497      90,904   11,094,043      107,814
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
Interest income
 receivable                 723          352         136         145          -         1,846           -

Contributions
 receivable:
   Employee
    contributions        15,318        8,925       4,301       7,813         773       39,571          894
   Employer
    contributions       133,333      133,334     133,333          -           -            -            -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
     Total
      contributions
      receivable        148,651      142,259     137,634       7,813         773       39,571          894
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
   Participant
    loan repayments
    (withdrawals)          (672)         135         194         153          -        (3,668)           -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
     Total assets     5,727,817    1,977,757     741,178   1,479,608      91,677   11,131,792      108,708

 Liabilities

 Interest payable            -            -           -           -           -            -            -
 Note payable                -            -           -           -           -            -            -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------
      Total
       liabilities           -            -           -           -           -            -            -
                    -----------  -----------  ----------  ----------  ----------  -----------  -----------

 Net assets
  available for     $ 5,727,817  $ 1,977,757  $  741,178  $1,479,608  $   91,677  $11,131,792  $   108,708
  benefits          ===========  ===========  ==========  ==========  ==========  ===========  ===========




                     Musicland Common Stock
                    ------------------------    Loans to
                     Allocated   Unallocated  Participants     TOTAL
                    -----------  -----------  ------------  -----------

Investments, at
 market value:
   Common/
    collective
    trust funds     $        -   $        -   $         -   $ 6,182,329
   Mutual funds       3,863,113    6,100,965       914,999   25,478,346
                    -----------  -----------  ------------  -----------
    Total
     investments      3,863,113    6,100,965       914,999   31,660,675
                    -----------  -----------  ------------  -----------
Interest income
 receivable                 174           -             -         3,376

Contributions
 receivable:
   Employee
    contributions         5,812           -             -        83,407
   Employer
    contributions            -     1,659,584            -     2,059,584
                    -----------  -----------  ------------  -----------
     Total
      contributions
      receivable          5,812   1,659,584             -     2,142,991
                    -----------  -----------  ------------  -----------
   Participant
    loan repayments
    (withdrawals)          (440)         -           4,298           -
                    -----------  -----------  ------------  -----------
     Total assets     3,868,659   7,760,549        919,297   33,807,042

 Liabilities

 Interest payable            -      659,835             -       659,835
 Note payable                -    7,997,988             -     7,997,988
                    -----------  -----------   -----------  -----------
      Total
       liabilities           -    8,657,823             -     8,657,823
                    -----------  -----------   -----------  -----------

 Net assets
  available for     $ 3,868,659  $ (897,274)   $   919,297  $25,149,219
  benefits          ===========  ===========   ===========  ===========

         The accompanying notes are an integral part of this statement.


                            THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                    For the Year Ended December 31, 1998

                                                              AET                 Neuberger                Franklin
                      Stable        AET        Founders     Equity    Templeton   & Berman     IDS New     Small Cap
                      Value        Income      Balanced      Index     Foreign    Partners    Dimensions    Growth
                       Fund       Fund II        Fund       Fund II      Fund       Trust      Fund [Y]      Fund
                    -----------  -----------  ----------  ----------  ----------  ---------  -----------   --------

INVESTMENT INCOME:
  Interest and
   dividends        $        -   $       -    $  122,140   $      -   $  158,435   $ 13,781  $   769,924   $ 10,453
  Net gain (loss)
   on investments       267,054      37,915      137,405     298,715    (232,409)     1,347    2,224,403     (9,275)

CONTRIBUTIONS:
  Employee              325,118      58,690      254,243     252,722     202,179    122,697    1,057,775    120,028
  Employer               33,797     215,652      (81,875)    (99,610)     27,230     14,088      143,033     15,196

INTERFUND
 TRANSFERS           (5,771,670)  5,522,450       65,061     628,535      (7,257)   333,334   (1,073,628)   410,758

BENEFITS PAID
 TO PARTICIPANTS       (502,877)    (37,379)    (183,162)    (86,676)   (141,059)    (9,359)    (742,554)    (9,933)

ADMINISTRATIVE
 EXPENSES              (102,973)    (38,347)        (965)       (821)       (154)        (3)      (1,099)        (8)

INTEREST EXPENSE             -           -            -           -           -          -            -          -

LOANS TO
 PARTICIPANTS,
 NET OF REPAYMENTS
 AND FORFEITURES         23,734      12,443      (83,086)    (16,643)     (7,246)    (3,836)    (131,490)       979

PRINCIPAL PMT ON
 LOAN FROM TMG/
 RELEASED SHARES             -           -            -           -           -          -           -          -
                    -----------  ----------   ----------   ---------  ----------   --------    ---------   --------

CHANGE IN NET
 ASSETS AVAILABLE
 FOR BENEFITS        (5,727,817)  5,771,424      229,761     976,222        (281)   472,049    2,246,364    538,198

NET ASSETS
 AVAILABLE FOR
 BENEFITS AT
 BEGINNING OF
 YEAR                 5,727,817          -     1,977,757     741,178   1,479,608     91,677   11,131,792    108,708
                    -----------  ----------   ----------  ----------  ----------   --------  -----------   --------

NET ASSETS
 AVAILABLE FOR
 BENEFITS AT
 END OF YEAR       $         -   $5,771,424   $2,207,518  $1,717,400  $1,479,327   $563,726  $13,378,156   $646,906
                   ============  ==========   ==========  ==========  ==========   ========  ===========   ========





                     Musicland Common Stock
                   -------------------------    Loans to
                     Allocated   Unallocated  Participants    TOTAL
                   ------------  -----------  ------------ ----------

INVESTMENT INCOME:
  Interest and
   dividends       $         -   $        -   $  118,329  $ 1,193,062
  Net gain (loss)
   on investments     4,847,259    5,892,385          -    13,464,799

CONTRIBUTIONS:
  Employee              214,582           -           -     2,608,034
  Employer               79,147    1,594,599          -     1,941,257

INTERFUND
 TRANSFERS             (219,864)     230,610    (118,329)          -

BENEFITS PAID
 TO PARTICIPANTS       (458,722)          -      (48,734)  (2,220,455)

ADMINISTRATIVE
 EXPENSES                (1,425)          -           -      (145,795)

INTEREST EXPENSE             -      (594,850)         -      (594,850)

LOANS TO
 PARTICIPANTS,
 NET OF REPAYMENTS
 AND FORFEITURES       (234,193)          -      439,338           -

PRINCIPAL PMT ON
 LOAN FROM TMG/
 RELEASED SHARES        999,749     (999,749)         -            -
                   ------------  -----------  ----------  -----------

CHANGE IN NET
 ASSETS AVAILABLE
 FOR BENEFITS         5,226,533    6,122,995     390,604   16,246,052

NET ASSETS
 AVAILABLE FOR
 BENEFITS AT
 BEGINNING OF
 YEAR                 3,868,659     (897,274)    919,297   25,149,219
                   ------------  -----------  ----------  -----------

NET ASSETS
 AVAILABLE FOR
 BENEFITS AT
 END OF YEAR       $  9,095,192  $ 5,225,721  $1,309,901  $41,395,271
                   ============  ===========  ==========  ===========


         The accompanying notes are an integral part of this statement.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.       Description of the Plan

         The following description of The Musicland Group's Capital Accumulation Plan (the "Plan") is provided for general information purposes only and is not a comprehensive description of the Plan. Therefore, it does not include all situations and limitations covered by the Plan. Participants should refer to the Plan document, as amended, for more complete information.

         GENERAL:

         The Plan is a defined contribution plan covering eligible salaried and hourly employees of The Musicland Group, Inc. ("TMG" or the "Company") who have attained age 21 and completed one year of service, as defined. The Plan also provides certain profit sharing benefits for eligible employees who commenced employment after June 30, 1990 and who have attained age 21 and completed six months of continuous employment or one year of service, as defined. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefits under the Plan are covered by a trust agreement. In August 1995, the Plan was amended to add an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1995, for the purpose of replacing the Company's matching contributions.

         American Express Trust Company (the "Trustee") serves as the Plan's trustee and administers the assets of the Plan, directs execution of transactions, makes benefit payments on behalf of the Plan and maintains records for the loans to participants.

         NOTE PAYABLE:

         During 1995, the Company loaned the Plan $9,997,485 through the issuance of a promissory note to purchase 1,042,900 shares of Musicland Stores Corporation common stock ("Musicland Common Stock"). The promissory note is due in ten equal annual principal installments on December 31 of each year, with interest on the unpaid principal balance at the prime rate on December 31 of the previous year (8.5% at December 31, 1997 and 8.25% at December 31, 1998). As the Company makes contributions to the Plan, the Plan makes principal payments to the Company and allocates an appropriate percentage of Musicland Common Stock to eligible employees' accounts. The promissory note is collateralized by the unallocated shares held by the Plan.

         CONTRIBUTIONS:

         Participants may elect to make pretax salary reduction contributions of up to 17% of annual base salaries. Highly compensated participants are limited to pretax salary reduction contributions of 4% of annual base pay up to the 401(a)(17) and 408(k)(3)(C) compensation

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.       Description of the Plan (Continued)

         limit. Annual salary reduction contributions are limited to $9,500 for nonhighly compensated employees, and 4% of the annual base pay up to the 401(a)(17) and 408(k)(3)(C) compensation limit for highly compensated employees. The Company may, at its discretion, make a supplementary matching contribution of 0% to 100% of eligible salary reduction contributions to the extent that such contributions for the plan year do not exceed 4% of participants' earnings. The Company may make an annual profit sharing contribution for eligible employees under an age-and-service-weighted unit allocation formula. Forfeitures greater than administrative costs are used to reduce the Company's matching contributions.

         INVESTMENT FUNDS:

         Participants   may  allocate  their   contributions  to  any  of  eight
         investment funds, which are administered by the Trustee. As of December 31, 1998, the investment funds were as follows:

         1. American Express Trust ("AET") Income Fund II, a conservative investment fund that invests in insurance and bank investment contracts, stable value contracts and short-term investments.

         2. Founders Balanced Fund, a moderate fund investing in a balanced portfolio of common stocks, U.S. and foreign government obligations, and a variety of corporate fixed-income securities.

         3. American Express Trust ("AET") Equity Index Fund II, a moderate collective fund that invests primarily in medium to large, well-established companies offering both long-term capital appreciation and income potential.

         4. Templeton Foreign Fund, a fund investing in foreign stocks and securities.

         5. Neuberger & Berman Partners Trust, an aggressive fund investing primarily in common stocks of established medium to large capitalization companies, using a value-oriented investment approach.

         6. IDS New Dimensions Fund [Y], an aggressive fund that invests in a portfolio of stocks of U.S. and foreign companies.

         7. Franklin Small Cap Growth Fund, an aggressive fund that invests primarily in stocks of small capitalization growth companies.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.       Description of the Plan (Continued)

         8. Musicland Common Stock Fund, a stock pool fund investing in the common stock of Musicland Stores Corporation, which is traded on the New York Stock Exchange under the symbol "MLG."

         As of December 31, 1997, the investment funds included all of the funds described above, except for the AET Income Fund II, which replaced the Stable Value Fund in November 1998.

         Beginning with the 1997 profit sharing contribution, the Company makes its contribution to the various available investment funds based on the participants' investment allocation elections.

         Participants may change their investment elections at any time. Periodically, investment earnings are credited to the participants' accounts and investment losses are debited from their accounts. The earnings and losses are allocated in accordance with participant fund elections.

         LOANS TO PARTICIPANTS:

         Participants may obtain up to two loans of $500 or more at any one time, limited to the lesser of 50% of the vested value of their accounts or $50,000. Loans must be repaid within five years, except for certain home loans. The interest rate charged on loans is fixed at the prime rate plus 2% on the date of the loan.

         VESTING:

         Each participant's individual contributions are fully vested at all times. Participants vest in the Company matching contributions over a seven year graduated vesting schedule. Participants will be 100% vested in the Company matching contributions seven years from their date of hire or at the time of death, disability or retirement, provided the person has reached normal retirement age. Participants vest in profit sharing contributions 100% after five years from their date of hire.

         PLAN TERMINATION:

         While the Company has not expressed any intent to discontinue the Plan, it is free to do so at any time. If such discontinuance results in the termination of the Plan, all accounts shall become fully vested and nonforfeitable. The Company shall receive from the Plan the shares of unallocated Musicland Common Stock in satisfaction of the note payable to the Company. The Plan shall continue until all assets have been distributed to the participants.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

2.       Summary of Significant Accounting Policies

         BASIS OF ACCOUNTING:

         The financial statements have been prepared under the accrual basis of accounting.

         VALUATION OF ASSETS:

         Investments are valued at market value as reported by the Trustee as of December 31, 1998 and 1997, based on quoted market prices of investments held by the funds. Net changes in the market value of investments during the year are reported as unrealized gains and losses. The realized gain or loss on investments sold is determined based on the market value of the investment at the end of the prior year or cost if purchased during the year. The net increase in the market value of invesments was as follows for the year ended December 31, 1998:

         Net realized gain on sale of investments    $   1,210,979
         Net unrealized gain                            12,253,820
                                                     -------------
                  Net gain on investments            $  13,464,799
                                                     =============


         The valuation and performance of the Plan's investment funds (the "Funds") are subject to various risks such as interest rate, market and credit. The investments held by the Funds, excluding the Musicland Common Stock Fund, are made at the discretion of the investment managers of the Funds and are subject to ERISA regulations. The Plan's exposure to loss on investments is limited to the carrying value of such investments. Management believes that no significant concentration of credit risk exists within each fund at December 31, 1998.

         USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         ADMINISTRATIVE COSTS:

         Each participant is charged an annual trustee fee ranging from 0.30% to 1.12% of the funds deposited in each of the accounts except for the Musicland Common Stock Fund, for which the Plan annual fee is $5,000. Forfeitures are used or the Company pays for all other administrative

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

2.       Summary of Significant Accounting Policies (Continued)

         costs of the Plan, except for a $50 loan processing fee which is paid by participants. For the year ended December 31, 1998, the Company paid administrative costs of $5,608 for the Plan.

         RECLASSIFICATIONS:

         Certain 1997 amounts have been reclassified to conform to the 1998 presentations. These reclassifications had no effect on net assets available for benefits as previously reported.


3.       Reconciliation of Financial Statements to Form 5500

         As of December 31, 1998, the Plan had $4,929,686 of pending distributions to participants who elected distributions from their accounts. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

         The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Plan for the year ended December 31, 1998:

                                                           December 31,
                                                       1998            1997
                                                   -------------  --------------

            Net assets available for benefits per
                 the financial statements          $ 41,395,271   $  25,149,219

            Accrued benefit payments                 (4,929,686)     (4,722,264)
                                                   -------------  --------------
            Net assets available for benefits per
                  the Form 5500                    $ 36,465,585   $  20,426,955
                                                   =============  ==============

         The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:
                                                                  Year ended
                                                               December 31, 1998
                                                              ------------------
            Benefits paid to participants per the
                  financial statements                         $      2,220,455

               Add: Amounts currently payable at
                  December 31, 1998                                   4,929,686
               Less: Amounts currently payable at
                  December 31, 1997                                  (4,722,264)
                                                               -----------------
            Benefits paid to participants per the Form 5500    $      2,427,877
                                                               =================

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

4.       Tax Status

         The Plan is a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code"). Pursuant to the favorable Internal Revenue Service (the "IRS") determination letter dated April 10, 1997, the Plan is exempt from federal income taxes under Section 501(a) of the Code. The Plan sponsor and legal counsel are of the opinion that the Plan meets the IRS requirements and therefore continues to be tax-exempt.

                                                                    Schedule I

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (Employer Identification Number: 41-1307776) (Plan Number: 002)

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             As of December 31, 1998



                                          Number                        Market
     Description of Investment           of Units        Cost           Value
-----------------------------------   --------------  -----------   ------------

AET Income Fund II*                       301,367     $ 5,520,284    $ 5,557,808
Founders Balanced Fund                    177,935       2,134,162      2,169,029
AET Equity Index Fund II*                  50,848       1,414,533      1,688,470
Templeton Foreign Fund                    173,724       1,685,312      1,457,549
Neuberger & Berman Partners Trust          30,480         549,888        550,769
IDS New Dimensions Fund [Y]*              459,700      11,681,364     13,260,054
Franklin Small Cap Growth Fund             28,023         616,473        632,481
Musicland Common Stock*                 1,113,500       9,778,781     20,266,911

Loans to Participants, at interest
   rates ranging from 8% to 12%                                        1,319,655
                                                                    ------------

TOTAL INVESTMENTS                                                   $ 46,902,726
                                                                    ============



* Party in interest to the Plan.

                                                                                                 Schedule II

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (Employer Identification Number: 41-1307776) (Plan Number: 002)

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      For the Year Ended December 31, 1998



                                    Number of    Number    Value of     Value of       Cost of     Net Gain
Description of Investment           Purchases   of Sales   Purchases      Sales      Assets Sold    (Loss)
---------------------------------  -----------  --------  -----------  -----------  ------------  -----------

Stable Value Fund                       80        126     $ 1,996,455   $6,729,406    $6,394,811    $ 334,595
AET Income Fund II*                     11         13       5,653,396      133,510       133,112          398
AET Equity Index Fund II*              123         81       1,097,370      309,234       265,409       43,825
Neuberger Berman Partners Trust        112         41         594,201      135,616       143,185       (7,569)
IDS New Dimensions Fund [Y]*            83        155       2,016,538    2,073,704     2,001,535       72,169
Musicland Common Stock*                 88        255       1,115,544    1,548,181       758,961      789,220




* Party in interest to the Plan.